UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: February 3, 2005

PETsMART, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19601 North 27th Avenue, Phoenix, Arizona 85027

(Address of Principal Executive Offices) (Zip Code)

(623) 580-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On February 3, 2005, the following stock options and restricted stock awards were granted to PETsMART, Inc.’s executive officers:

			Number of Shares
		Number of Shares	Subject to
		Subject to Stock	Restricted Stock
Name	Title	Options(1)	Awards(2)

Philip L. Francis	Chairman and Chief Executive Officer	95,000	45,000
Robert F. Moran	President and Chief Operating Officer	81,000	37,000
Scott A. Crozier	Senior Vice President, General Counsel & Secretary	30,000	14,000
Barbara A. Fitzgerald	Senior Vice President, Store Operations	30,000	14,000
Kenneth T. Hall	Senior Vice President, Chief Marketing Officer	30,000	14,000
David T. King	Senior Vice President, Chief Information Officer	30,000	14,000
Timothy E. Kullman	Senior Vice President, Chief Financial Officer	30,000	14,000
David K. Lenhardt	Senior Vice President, Services/Strategic Planning and Business Development	30,000	14,000
Mark D. Mumford	Senior Vice President, Controller and Chief Accounting Officer	9,000	3,500
Francesca M. Spinelli	Senior Vice President, People	30,000	14,000
Anthony N. Truesdale	Senior Vice President, Merchandising and Supply Chain Management	30,000	14,000

(1)	The exercise price of each stock option is $30.20, the fair market of PETsMART’s Common Stock on the date of grant. Each stock option vests as to 25% of the shares subject to the stock option on each yearly anniversary of the date of grant, subject to acceleration in certain circumstances.

(2)	The fair market value of PETsMART’s Common Stock on the date of the restricted stock award was $30.20. The shares subject to the restricted stock award will vest in full on the four-year anniversary of the date of such award, subject to acceleration in certain circumstances.

Item 9.01. Financial Statements and Exhibits.

     (c)  Exhibits

     Exhibit 10.19 Form of Restricted Stock Award under the 2003 Equity Incentive Plan and 1997 Equity Incentive Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETsMART, Inc.
	By:	/s/ Timothy E. Kullman
Dated: February 7, 2005		Timothy E. Kullman
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.19	Form of Restricted Stock Award under the 2003 Equity Incentive Plan and 1997 Equity Incentive Plan.